<PAGE 19>
                       CODE OF BY-LAWS

                 IRWIN FINANCIAL CORPORATION

                          ARTICLE 1

                         Definitions

8.21.90
     1.01.   Corporation.  As used in this Code of
By-Laws, the term "Corporation" means IRWIN FINANCIAL
CORPORATION.

     1.02. Act. As used in this Code of By-Laws, the term "Act" means The Indiana General Corporation Act.

     1.03.     Articles of Incorporation.    As used in this
Code of By-Laws, the term "Articles of Incorporation" means the Articles of Incorporation of the Corporation, as amended from time to time.

     1.04. By-Laws. As used in this Code of By-Laws, the term "By-Laws" means the Code of By-Laws of the Corporation, as amended from time to time.

                          ARTICLE 2

                       Identification
 8.20.90

     2.01. Name.  The name of the Corporation is IRWIN
FINANCIAL CORPORATION.

     2.02.    Principal Office and Resident Agent  --
Power to Change.    The post-office address of the principal
office of the Corporation is 500 Washington Street, Columbus, Indiana 47201, and the post -office address of its Resident Agent in charge of such office is John A. Nash, 500 Washington Street, Columbus, Indiana 47201. The location of its principal office, or the designation of its Resident Agent, or both, may be changed at any time or from time to time, when authorized by the Board of Directors, by filling with the Secretary of State of the State of Indiana, on or before the day any such change is to take effect, or within five (5) days after the death of the Resident Agent or other unforeseen termination of his agency, a certificate signed by the President or a Vice President, and the Secretary or an Assistant Secretary, of the Corporation, and Verified under oath by one of such officers signing the same, stating the change to be made and reciting that such change is made pursuant to authorization by the Board of Directors.

     2.03.     Seal.     The seal of the Corporation shall
be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the name of the Corporation, and about the lower periphery thereof the word

<Page 20>
"Indiana".  In the center of the seal shall appear the words
"Seal" or " Corporate Seal".

     2.04.     Fiscal Year.   The fiscal year of the
Corporation shall be the calendar year.

                          ARTICLE 3

                           Shares

     3.01.     Consideration for Shares.     The Board of
Directors shall cause the Corporation to issue the Shares of the Corporation for such consideration as may be fixed by such Board pursuant to the provisions of the Articles of Incorporation.

     3.02. Subscription for Shares. Subscriptions for Shares of Corporation shall be paid to the Treasurer at such time or times, in such installments or calls, and upon such terms, as shall be determined, from time to time, by the board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or to all Shares of the same series, as the case may be.

     3.03. Payment for Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of Shares of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however, that the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of Shares as a Share dividend shall be deemed to be the consideration for the issuance of such Shares. When payment of the consideration for which a Share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to stated capital upon the issuance of a Share dividend, such Share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a Share dividend, shall be conclusive. Promissory notes, uncertified checks, or future services shall not be accepted in payment or part payment of any of the capital stock of the Corporation.

     3.04. Certificates for Shares. Each Shareholder of the Corporation shall be entitled to a certificate, signed by the President or a vice-president, and the Secretary or an Assistant Secretary of the Corporation stating the name of the registered holder, the number of Shares represented thereby and the kind and class thereof, the par value of each Share have been fully paid and are nonassessable. If such certificate is countersigned by the written signature or a registrar other than the Corporation of its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall

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have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. Such certificates shall be in such form as the board of Directors may, from time to time, by resolution approve.

     3.05.     Transfer of Shares. The Shares of the
Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, provided:

          3.051.  Endorsement.  The certificate is
          properly endorsed by the registered holder or his duly authorized attorney;

          3.052.   Witnessing.    The endorsement or
          endorsements are witnessed by one witness unless this requirement is waived in writing upon the form of endorsement by the President, a Vice-
          President, or the Secretary of the Corporation;

          3.053.    Adverse Claims.     The Corporation has
          no notice of any adverse claims or has discharged any duty to inquire into any such claims; and

          3.054.    Collection and Taxes.    Any applicable
          law related to the collection of taxes has been complied with.

     3.06.     Lost, Stolen, or Destroyed Certificates.
The Corporation may issue a new certificate for Shares of the Corporation in the place of any certificate theretofore issued where the holder of record of the certificate:

          3.061.      Claim.  Makes proof in affidavit form
          that it has been lost, destroyed, or wrongfully taken;

          3.062.    Timely Request.     Timely Requests the
          issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim;

          3.063.  Bond.    Gives a bond in such form, and
          with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation against any claim that may be made on account of the alleged loss, destruction, or theft of the certificates; and

          3.064.  Other Requirements.
          Satisfies any other reasonable requirements imposed by the Corporation for the transfer or for a new certificate.

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When a certificate has been lost, apparently destroyed, or
wrongfully taken and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of Shares represented by the Certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

     3.07. Closing of Books or Fixing of Record Dates. For the purpose of determining Shareholders entitled to receive payment of any dividend or in order to make a determination of Shareholders for any other proper purpose, except as otherwise provided in section 4.069 of these By-Laws, the Board of Directors may provide that the share transfer books shall be closed for a stated period, but not to exceed, in any case, fifty (50) days, or may fix in advance a record date for such purpose, such date in any case not to be more than fifty (50) days prior to the date in which the action requiring such determination of Shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to receive payment of a dividend, the end of the day on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination.

                          ARTICLE 4

                  Meetings of Shareholders

     4.01.     Place of Meetings.  All meetings of
Shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified
in the respective notices or waivers of notice thereof, or
proxies to represent Shareholders thereat.
12.20.94

     4.02.     Annual Meeting.     The annual meeting of the
Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting, shall be on or before the last day of May of each year, the date to be set by the Board of Directors of the Corporation. Failure to hold the annual meeting at the designated time shall not work any forfeiture or a dissolution of the Corporation.

     4.03.     Special Meeting.    Special meetings of the
Shareholders may be called by the President, by the Board of Directors, or by Shareholders holding of record not less than one-fourth (1/4/) of all of the Shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

     4.04. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, or when required by any other provision of the Act, or the Articles of Incorporation, or By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each Shareholder of record entitled by the Articles of Incorporation and by the Act to vote as such meeting, at such address as

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appears upon the records of the Corporation,
at least ten (10) days before the date of the meeting. Notice of any such meeting may be waived in writing by any Shareholder, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose for which the meeting is called, shall constitute a waiver of notice of such meeting. Each Shareholder, who has in the manner above provided waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented thereat by a proxy authorized to appear by an instrument of proxy complying with the requirements above set forth, shall be conclusively presumed to have been given due notice of such meeting.

     4.05.     Addresses of Shareholders.    The address of
any Shareholder appearing upon the records of the Corporation shall be deemed to be (i) the latest address of such Shareholder appearing on the records maintained by the transfer agent or registrar, as the case may be, for the class of Shares held by such Shareholder, if the Corporation has a transfer agent or registrar for such class of Shares and the Board of Directors has provided in the resolutions appointing the transfer agent or registrar that notices of change of address shall be given to one of such agents by Shareholders of such class; or (i) the latest address of such Shareholder appearing on the records maintained by the Secretary for the class of Shares held by such Shareholder, if the Corporation has no transfer agent or registrar for such class of Shares but the resolutions appointing the transfer agent or registrar for such class of Shares but the resolutions appointing the transfer agent or registrar do not provide that notice of change of address shall be given to one of such agents by Shareholders of such class of Shares.

     4.06.     Voting at Meetings.

          4.061.     Common Shares.     Except as otherwise
          provided by law or by the provisions of the Articles of the Incorporation, every holder of Common Shares of the Corporation shall have the right, at every Shareholders' meeting, to one vote for each Common Share standing in his name on the books of the Corporation. Cumulative voting shall not be permitted.

          4.062.  Prohibition Against Voting Certain Shares.
          No Share shall be voted at any meeting upon which any installment is due and unpaid or which belongs to the Corporation.

          4.063.    Voting of Shares Owned by Other
          Corporations. Shares of the Corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the board of directors of such other corporation may appoint, or as the by-laws of such other corporations may prescribe.

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          4.064.    Voting of Shares owned by Fiduciaries.
          Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

               4.0641.  Joint Fiduciaries.  Where
               Shares are held jointly by three (3) or more fiduciaries, such Shares shall be voted in accordance with the majority.

               4.0642.  Equally Divided Fiduciaries.
                Where the fiduciaries, or majority of them, cannot
               agree, or where they are equally divided, upon the question of voting such Shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such Shares as it may deem for the best interests of the beneficiaries, and such Shares shall be voted in accordance with such direction.

               4.0643.  Proxy of Fiduciary.
               The general proxy of a fiduciary shall be given the same weight and effect as the general proxy of an individual or corporation.

          4.065.    Voting of Pledged Shares.     Shares
          that are pledged may, unless otherwise provided in the agreement of pledge, be voted by the Shareholder pledging the same until the Shares shall have been transferred to the pledgee on the books of the Corporation, and thereafter they may be voted by the pledgee.

          4.066.       Proxies.    A Shareholder may vote,
          either in person or by proxy executed in writing by the Shareholder, or a duly authorized attorney-in-fact. No proxy shall be valid after eleven
          (11) months from the date of its execution, unless a longer time is expressly provided therein.

          4.067.    Quorum.   At any meeting of the
          Shareholders, a majority of the Common Shares outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

          4.068.   Voting Lists. The officer or agent
          having charge of the share transfer books shall make, at least five (5) days before each election of directors, a complete list of the Shareholders entitled by the Articles of Incorporation to vote at such election, arranged in alphabetical order, with the address and number of Shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any

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          Shareholder.  Such
          list shall be produced and kept open at the time and place of election and subject to the inspection of any Shareholder during the holding of such election. The original share register or transfer book or duplicate thereof, kept in the State of Indiana, Shall be the examine such list, or share register or transfer book, or to vote at any meeting of the Shareholders.

          4.069.    Fixing of Record Date to Determine
          Shareholders Entitled to Vote.  For the
          purpose of determining Shareholders entitled to vote at any meeting of Shareholders or any adjournment thereof, the Board of Directors, may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty (50) days prior to the date of such meeting. In the absence of such a determination by the Board of Directors, such date shall be ten (10) days prior to the date of such meeting. Any person who acquires title to a Share after the record date shall upon written request to the Shareholder of record be entitled to receive from the Shareholder of record a proxy, with power of substitution, to vote that Share.

     4.07.     Taking Action by Consent.     Any action
which may be taken at a meeting of the Shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the Shareholders.

     4.08. Order of Business. The order of business at annual meetings, and so far as practicable, at all other meetings of Shareholders shall be:

   Proof of due notice of meeting;
   Reading and disposal of any unapproved minutes;
   Annual reports of officers and committees;
   Election of directors;
   New business;
   Adjournment

                          ARTICLE 5

                   The Board of Directors

2.21.95

     5.01.  Election and Qualification.
At the first annual meeting of the Shareholders, and at each annual meeting thereafter, directors shall be elected by the Shareholders entitled by the Articles of Incorporation to elect directors, for a term of one year; and they shall hold office until their respective successors are chosen and qualified. The Board shall consist of eleven (11) directors. Directors need not be Shareholders of the Corporation. At least a majority of the director of the directors shall be citizens of the United States. The number of directors may be increased or decreased from time to time

<Page 26>
by amendment to the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

     5.02.   Vacancies. Any vacancy occurring in the
Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors may be filled by a majority vote of the remaining members of the Board of Directors, until the next annual or special meeting of the Shareholders or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the Shareholders at a special meeting called for the purpose. Until any such vacancy is so filled, the existing directors shall constitute the Board of Directors. Shareholders shall be notified of any increase in the number of directors and the name, address, principle occupation, and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

     5.03.  Annual Meeting.  The Board of
Directors shall meet each year after the annual meeting of Shareholders (either within or without the State of Indiana), for the purpose of organization, election of officers and consideration of any other business that may properly be brought before the meeting. The time of this meeting shall be no later than the first regular or special meeting of the Board of Directors, at which a quorum shall be present, held after the annual meeting of Shareholders.
No additional notice of any kind to either old or new members of the Board of Directors shall be necessary.

     5.04.  Regular Meetings.    Regular
meetings of the Board of Directors may be held with notice by letter, telegram, cable, radiogram, telephone, or radiophone, or without any notice whatever, and at such place and times, as may be fixed from time to time by resolution of the Board of Directors.

     5.05.   Special Meetings.    Special
meetings of the Board of Directors may be called at any time by the Chairman of the Board, President or any Vice-President, and shall be called on the written request of one-fourth (1/4) of the directors. Notice of such a special meeting shall be sent by the Secretary or an Assistant Secretary to each director at his residence or usual place of business by letter, telegram, cable or radiogram, delivered for transmission not later than the second day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the day immediately preceding the day for the meeting. In lieu of such notice, a director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting, or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting. Any meeting of the Board of Directors for which notice is required shall be a legal meeting, without notice thereof having been given, if all the directors, who have not waived notice thereof in writing, shall be present in person.

     5.06.  Place of Meetings.   The directors
may hold their meetings, have one or more offices, and keep the books of the Corporation, except as may be provided by law, within or without the State of Indiana, at any office or offices of the Corporation, or at any other place, as they may form time to time by resolution determine. If the resolution

<Page 27>
of the Board of Directors calling a regular meeting or the written request calling a special meeting expressly provides, a meeting of the Board of Directors may be held by conference telephone call or any other medium which allows each director to participate in discussions and to hear the views of the other directors. If a meeting is held, the directors connected to the conference telephone call or other medium shall be counted as present for the purpose of determining a quorum.

     5.07.   Quorum.     One-third (1/3) of the actual
number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of a majority of the directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, by the Articles of Incorporation, or by the By-Laws. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (i) his dissent shall be affirmatively stated by him at and before the adjournment of such meeting (in which event the fact of such dissent shall be entered by the secretary of the meeting in the minutes of the meeting, or (ii) he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of dissent provided for by either clause
(i) or clause (ii) of the immediately preceding sentence shall not be available, in respect of any matter acted upon at any meeting, to a director who voted at the meeting in favor of such matter and did not change his vote prior to the time that the result of the vote on such matter was announced by the chairman of such meeting.

     5.08. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of such committees as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     5.09.   Removal.    Any or all of the directors
may be removed, with or without cause, at a meeting of the Shareholders called expressly for that purpose by a vote of the holders of a majority of the Shares then entitled to vote at an election of directors.

     5.10.   Powers of Directors.     The Board
of Directors shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, by the Articles of Incorporation, or by these By-Laws.

     5.11.   Dividends. The Board of Directors shall
have power, subject to any restrictions contained in the Articles of Incorporation, to declare and pay dividends upon the outstanding Shares of the Corporation, out of the unreserved and unrestricted capital and earned surplus of the Corporation. Dividends may be paid in cash, in property, or in Shares of the Corporation, but no dividend payable in cash or property shall be paid out of surplus due to or arising from unrealized appreciation in value or from revaluation of assets.

<Page 28>
     5.12.     Compensation of Directors.    The Board of
Directors is empowered and authorized to fix and determine the compensation of directors as directors, and any additional compensation for such additional services any such directors may perform for the Corporation.

     5.13.     Resignation.   A director may resign at any
time by filing his written resignation with the Chairman of the Board, the President or the Secretary of the Corporation, or with the Board of Directors, and such resignation shall become effective upon such filing.

     5.14. Reliance on Corporation Records. Each Director shall be fully protected in relying in good faith upon the books of account and records of the Corporation or upon statements prepared by any of its officers or employees.

                          ARTICLE 6

                     Executive Committee

     6.01.    Designation of Executive Committee.
The Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate two (2) or more of its number to constitute an executive committee which committee to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. No member of the executive committee shall continue to be a member thereof after he ceases to be a director of the Corporation. The Board of Directors shall have the power at any time to increase or diminish the number of members of the executive committee, to fill vacancies thereon, to change any member thereof, ant to change the functions or terminate the existence thereof.

     6.02. Powers of the Executive Committee. During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the executive committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including power to authorize the seal of the Corporation to affixed to all papers which may require it . The executive committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation. All minutes of the meetings of the executive committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; but the Corporation upon authorization by the executive committee prior to the time at which the same should have been, or were, submitted as above provided. The executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation,

<Page 29>
adopting an agreement or plan of merger or consolidation, proposing a Special Corporate Transaction as defined in the Act, recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending these By-Laws.

     6.03.   Procedure; Meetings; Quorum.   The chairman of
the executive committee of the Corporation shall, if present, act as chairman at all meetings of the executive committee, and the Secretary of the Corporation shall, if present, act as secretary of the meeting. In case of the absence from any meeting of the executive committee of the chairman of the executive committee or the Secretary of the Corporation, the executive committee shall appoint a chairman or secretary, as the case may be, of the meeting. The executive committee shall keep a record of its acts and proceedings. Regular meetings of the executive committee, of which no notice shall be held on such days and at such places as shall be fixed by resolution adopted by majority of the executive committee shall be called at the request of any member of the executive committee. Written notice of each special meeting of the executive committee shall be sent by the Secretary or an Assistant Secretary to each member of the executive committee at his residence or usual place of business by letter, telegram, cable or radiogram, delivered for transmission not later than during the day immediately preceding the day for the meeting, or by word any such meeting need not be given to any member of the executive committee who has waived such notice either before or after such meeting, or who shall be present at the meeting. Any meeting of the executive committee shall be a legal meeting, without notice thereof having been given, if all members of the executive committee who have not waived notice thereof in writing or by telegram, cable or radiogram shall be present in person. Neither the business to be transacted at, nor the purpose of, any meeting of the executive committee need be specified in the notice or waiver of notice of the meeting. The executive committee may hold its meetings within or without the State of Indiana, as it may from time to time by resolution determine. If the resolution of the executive committee calling a regular meeting or the written request calling a special meeting expressly provides, a meeting of the executive committee may be held by the conference telephone call or any other medium which allows each member to participate in discussion and to hear the views of the other members. If a meeting is held, the members connected to the conference telephone call or other medium shall be counted as present for the purpose of determining a quorum. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual member shall have no power as such. The Board of Directors may vote to the members of the executive committee a reasonable fee as compensation for attendance at meetings of such committee.

     6.04.     Other Committees.   From time to time the
Board of Directors, by the affirmative vote of a majority of the actual number of directors elected and qualified, may appoint, form among their number, other committees for any purpose or purposes, and each such committee shall have such powers as shall be conferred by the resolution of appointment.

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     6.05.     Audit Committee.    The Board of Directors
shall by resolution adopted by a majority of the actual number of directors elected and qualified, from time to time, designate two or more of its members who are not officers, to constitute an Audit Committee of the Board of Directors. The Audit Committee shall have, and may exercise the authority of the Board of Directors to the extent provided in such resolutions, as to matters relating to the appointment of independent certified public accountants, the reliability of financial statements, the adequacy of financial controls, the conduct of audits. And such investigations of other financial or operational matters related to the Company as the Board of Directors shall direct. The Audit related recommendations to the Board, (which reports may be relied upon by members of the Board of Directors who are not members of the Audit Committee's designated authority, if the director reasonably feels the Committee merits confidence and has no knowledge concerning the matter in question that would cause such reliance to be unwarranted). A member of the Board of Directors who is not a member of the Audit Committee shall not be liable for any action taken by the Committee if the member has acted in good faith and in a manner reasonably believed to be in the best interests of the Corporation.

                          ARTICLE 7

                        The Officers

     7.01.        Number.     The officers of the
Corporation shall consist of the Chairman of the Board of Directors, if elected, the president, one or more Vice-Presidents, if elected, (to be classified as determined by the Board of Directors, as Executive Vice-Presidents, Senior Vice-Presidents, Vice Presidents or Assistant Vice Presidents), the Treasurer, the Secretary, and such other officers (included a controller) and assistants as the board of Directors may appoint. Any two or more offices may be held by the same person, except that the duties of the

     7.02.          Election, Term of Office and
Qualifications.     The officers shall be chosen annually by
the Board of Directors. Each officers shall hold office until his successor is chosen and qualified, or until his death, or until he shall have resigned, or shall have been removed in the manner hereinafter provided.

     7.03.        Removal.    Any officer may be removed,
either with or without cause, at any time, by the vote of a majority of the actual number of directors elected and qualified, from time to time, at any regular or special meeting of the Board of Directors.

     7.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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     7.05.         Vacancies. Any vacancy in any office
because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in the By-Laws for election or appointment to such office.

     7.06.     The Chairman of the Board.    The Chairman of
the Board, if elected, who shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and the Shareholders and shall perform such other duties as the Board of Directors may from time to time assign to him.

     7.07.    The President.     The President shall
be chief executive and administrative officer of the Corporation. In the absence of the Chairman of the Board he shall preside at all meetings o f the Shareholders and at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of the President and shall have general and active supervision over the property, business and affairs of the Corporation and over its several Officers. He may appoint officers, agents or employees other than those appointed by the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-Laws.

     7.08.   The Vice-Presidents.    The Vice-
Presidents (including Executive Vice-Presidents, Senior Vice-Presidents and Assistant Vice-Presidents) shall have such powers and perform such duties as the Board of directors may from time to time prescribe or as the President may from time to time delegate to them. At the request of the President, one such officer may, in the case of the absence or inability to act of the President, temporarily act in his place. In case of the death of the President, or in the case of his absence or inability to act without having designated an officer to act temporarily in his place, the officer so to perform the duties of the President shall be designated by the Chairman of the Board.

     7.09. The Secretary.     The Secretary shall have the
custody and care of the Corporate seal, records, minutes and share books of the Corporation. He shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the Board of Directors, when of required. He shall attend to the giving and serving of all notices of the Corporation, shall file and take charge of all papers and documents belonging to the Corporation and shall perform such other duties as these By-Laws may require or the Board of Directors may prescribe.

     7.10. The Treasurer.     The Treasurer shall be the
financial officers of the Corporation; shall have charge and custody of, and such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors; shall receive, and give receipts for , moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all duties as, from time to time, may be assigned to him by the Board of Directors or by the President. The Treasurer shall render to the President and the Board of Directors, whenever the same

<Page 32>
shall be required,
and account of all of his transactions as Treasurer and of the financial condition of the Corporation.

     7.11. The Controller.    The Controller, if a
controller is elected, shall be responsible to the Board of Directors and the President for all financial control and internal audit of the Corporation and its subsidiaries. He shall perform such other duties as may be assigned to him by the Board of Directors or the President.

     7.12. The Assistant Secretaries.   The Assistant
Secretaries, as directed by the President or the Board of Directors, shall perform the duties of the Secretary during the absence or inability of the Secretary to perform such duties, or any of them. They shall perform such other duties as the President or the Board may prescribe.

     7.13. The Assistant Treasurers.    The Assistant
Treasurers as directed by the President or the Board of Directors, shall perform the duties of the Treasurer during the absence or inability of the Treasurer to perform such duties as the President and the Board may prescribe.

     7.14. Other Offices.    The Board of Directors may create
such other offices as it may from time to time deem desirable with such duties as it may determine.

                          ARTICLE 8

                       Corporate Acts

     8.01.     Execution of Deeds, Contracts, etc.     All
deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be (i) executed in its name by the Chairman of the Board, the President or a Vice President and
(ii) attested by any officer of the Corporation other than the officer executing the document.

     8.02. Execution of Checks, Notes, etc. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money by the Corporation as the Board of Directors from time to time may authorize and direct.

     8.03. Execution of Certain Securities. All assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless, otherwise directed by the Board of Directors, or unless otherwise required by law, be (I) signed by the Chairman of the Board, the President or a Vice President and (ii) attested by any officer of the Corporation other than the officer signing the security. The Board of Directors may, however, authorize any one of such officers to sign any of such instruments, for and on behalf of the Corporation, without the necessity of counter-signatures; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons.

<Page 33>
     8.04. Voting of Shares Owned by Corporation. Subject always to the further orders and directions of the Board of Directors, any share or shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the Chairman of the Board, or in his absence by any Vice-President of the Corporation who may be present. Whenever, in the judgment of the Chairman of he Board or, in his absence, the President, it is desirable for the Corporation to execute a proxy or give a shareholders' consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chairman of the Board, the President or a Vice-President of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the corporate seal. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation, the same as such share or shares might be voted by the Corporation.

                          ARTICLE 9

                         Amendments

The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of a majority of the actual number of directors elected and qualified from time to time, shall be necessary to effect any alteration, amendment or repeal of these By-Laws.

                         ARTICLE 10

                        Miscellaneous

 4.26.90
     10.01.   Control Share Opt-Out. Chapter 42 of the Indiana
Business Corporation Law, as amended (the "IBCL"), shall not apply to " control share acquisitions" (as defined in the IBCL) of shares of the Corporation.